EXHIBIT 10.10

ASSIGNMENT AND ASSUMPTION OF LEASE (COULTHARD/SILVAGNI)

This Assignment and Assumption Agreement (the “Agreement”) is entered into as of this 11th day of March, 2004 by and between the Horseshoe Club Operating Company, a Nevada Corporation (“Assignor”) and Speakeasy Gaming of Fremont, Inc., a Nevada corporation (“Assignee”), based upon the following:

A.                                   Assignor and Harrah’s Operating Company, Inc., a Delaware corporation (“Harrah’s”) are parties to that certain Asset Purchase Agreement dated as of January 21, 2004 (the “Asset Purchase Agreement”), as subsequently assigned by Harrah’s to HHLV Management Company, LLC, a Nevada limited liability company (“HHLV”), by the terms of which Seller has agreed to transfer to Harrah’s and its assignee, HHLV, all of its interest in and to certain Real Property, as therein defined, including certain leased property.

B.                                     HHLV and Assignee have entered into that certain Purchase and Sale Agreement dated February 9, 2004, pursuant to which Assignee has acquired all of HHLV’s rights, title and interest in and to certain Leased Property, as therein defined.

C.                                     Assignor is the current lessee of that parcel of Real Property described on Exhibit “A” hereto (the “Leased Property”).

D.                                    The Leased Property is leased to Assignor pursuant to the lease agreement identified on Exhibit “B” hereto (the “Lease”).

NOW THEREFORE, based upon the foregoing and in consideration for the mutual covenants hereinafter set forth it is agreed as follows:

1.                                       Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease and its leasehold estate in the Leased Property to Assignee.

2.                                       Assignee hereby assumes all liabilities and obligations of Assignor under the Lease arising from and after the date hereof.

3.                                       This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto.

4.                                       NOTICES.  Any notice, demand or document which any party is required or may desire to give, deliver or make to any other party shall be in writing, and may be personally delivered or given or made by United States registered or certified mail, return receipt requested, by overnight delivery service (e.g., Federal Express), or by telecopied transmission addressed as follows:

To Assignor:

Horseshoe Club Operating Company

1900 Silver Street

Las Vegas, NV 89102

Attn:  Becky Binion Behnen

With a copy to:

Jerome A. DePalma, Esq.

7040 Laredo, Suite C

Las Vegas, NV 89117

Telecopy:  (702) 794-0479

To Assignee:

Speakeasy Gaming of Fremont, Inc.

3227 Civic Center Drive

Las Vegas, NV 89030
Telecopy: (702) 399-4108

Attn: Roger Szepelak

With a copy to:

Ruben & Aronson, LLP

4800 Montgomery Lane, Suite 150
Bethesda, MD 20814

Telecopy: (301) 951-9636

Attn: Robert L. Ruben, Esq.

5.                                       VALIDITY.  Assignor represents and warrants that (i) Assignor has not assigned or executed any assignment of, and will not assign or execute any assignment of its interest in the Lease to anyone other than the Assignee, and any assignment, designation or direction by Assignor inconsistent herewith shall be void; and (ii) Assignor has not done any act or executed any document that impairs the rights of the Assignee to the Lease under this Assignment.

6.                                       FURTHER ASSURANCES.  Each of the undersigned agrees to execute and deliver to the other, upon demand, such further documents, instruments and conveyances and shall take such further actions as are necessary or desirable to effectuate this Assignment.

7.                                       ATTORNEYS’ FEES   If any party hereto brings any judicial action or proceeding to enforce its rights under this Assignment, the prevailing party shall be entitled, in addition to any other remedy, to recover from the others, regardless of whether such action or proceeding is prosecuted to judgment, all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred therein by the prevailing party.

8.                                       AMENDMENTS.  This Assignment shall not be amended except by a written instrument signed by the parties hereto.

9.                                       GOVERNING LAW.  This Assignment shall be governed by the law of the State of Nevada.

10.                                 BINDING ON SUCCESSORS.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and representatives.

11.                                 HEADINGS.  The subject headings or captions of the paragraphs of this Assignment shall not affect the construction or interpretation of the any provisions contained herein.

12.                                 COUNTERPARTS.  This Assignment may be signed in multiple counterparts, with each counterpart having the same force and effect as if this single instrument were executed by the parties.

13.                                 THIRD PARTY BENEFICIARIES.  There are no third-party beneficiaries to this Assignment.

14.                                 ENTIRE AGREEMENT.  This Agreement and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day and year first above written.

ASSIGNOR:

HORSESHOE CLUB OPERATING COMPANY,
a Nevada corporation

By:	/S/ Becky Binion Behnen
Name:	Becky Binion Behnen
Title:	President

ASSIGNEE:

SPEAKEASY GAMING OF FREMONT, INC.,
a Nevada corporation

By:	/S/ Roger M. Szepelak
Name:	Roger M. Szepelak
Its:	Vice President and Chief Operating Officer

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE (COULTHARD/SILVAGNI)

Lots 20, 21, 22, 23, 24 and 25 in Block 15 of Clark’s Las Vegas Townsite, including any property now vacated or which may hereinafter be vacated as adjacent alleys, as per plat thereof recorded in Book 1 of Plats at page 37, Clark County, Nevada records.